Exhibit 3.1

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEENAH PAPER, INC.

[                                      ], 2004

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEENAH PAPER, INC.

          Neenah Paper, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

          That the Board of Directors adopted a resolution setting forth the Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) set forth below, declaring it advisable, and submitting it to the stockholders of the Corporation entitled to vote in respect thereof for their consideration.

          That by unanimous written consent executed in accordance with Section 228(a) of the General Corporation Law of Delaware on                    , 2004, the sole stockholder of the Corporation entitled to vote in respect thereof voted in favor of the adoption of this Certificate of Incorporation.

          That the following Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware.

          That, pursuant to Section 103(d) of the General Corporation Law of Delaware, this Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of Delaware.

          That the original name of the Corporation was “The Neenah Paper Company.”

          That the text of the original certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on April [●], 2004, is hereby restated and amended to read in its entirety as follows:

ARTICLE I

     The name of this Corporation is NEENAH PAPER, INC.

ARTICLE II

     The Corporation’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, Delaware 19801.

ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

     The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is [                                       ] (  )shares which shall be divided into two classes as follows:

(a)	[ ] ( ) shares of Preferred Stock of the par value of [ ] ($0.01) per share. (“Preferred Stock”); and

(b)	[ ] ( ) shares of Common Stock of the par value of [ ]($0.01) per share. (“Common Stock”)

ARTICLE V

     A statement of the voting powers and of the designations, preferences and relative, participating optional or other special rights, and the qualifications, limitations and restrictions thereof, of each class of capital stock of the Corporation, is as follows:

     (1) In General

     No holders of shares of this Corporation of any class, or of bonds, debentures or other securities convertible into capital stock of any class, shall be entitled as of right to subscribe for, purchase, or receive any capital stock of any class whether now or hereafter authorized, or any bonds, debentures or other securities whether now or hereafter authorized, convertible into capital stock of any class, or any capital stock into which said bonds, debentures or other securities may be convertible, and all such additional shares of capital stock, debentures or other securities, together with the capital stock into which the same may be converted, may be issued and disposed of by the Board of Directors to such persons and on such terms and for such consideration (as far as may be permitted by law) as the Board of Directors in their absolute discretion may deem advisable.

     All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation.

     (2) Preferred Stock

     The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such capital stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is also expressly authorized to fix: the consideration for which the shares of such series are to be issued; the number of shares constituting such series; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of capital stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of capital stock of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; the redemption price or prices and other terms of redemption, if any, for shares of such series; and any and all other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series.

     (3) Common Stock

     (a) Subject to preferences and rights to which holders of capital stock other than the Common Stock may have become entitled by resolution or resolutions of the Board of Directors as hereinbefore provided, such dividends (payable in cash, capital stock, or otherwise) as may be determined by the Board of Directors may be declared and paid out of funds legally available therefor upon the Common Stock from time to time.

     (b) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to share ratably in all assets available for distribution to the shareholders, subject to preferences and rights to which the holders of capital stock other than the Common Stock may have become entitled by resolution or resolutions of the Board of Directors as hereinbefore provided.

     (c) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of Common Stock shall be entitled to one vote for each of the shares held by them of record at the time for determining holders thereof entitled to vote.

ARTICLE VI

     (1) Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the following corporate action shall require the approval, given at a stockholders’ meeting or by consent in writing, of the holders of record of outstanding shares representing at least two-thirds of the voting power of all of the shares of capital stock of the Corporation then entitled to vote on such matter, voting together as a single class:

     (a) the dissolution of the Corporation; or

     (b) the sale, lease, exchange or conveyance of all or substantially all of the property and assets of the Corporation; or

     (c) the adoption of an agreement of merger or consolidation, but no stockholder approval shall be required for any merger or consolidation which, under the Laws of Delaware, need not be approved by the stockholders of the Corporation.

     (2) Effective from and after the date upon which the Corporation itself shall be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     (3) Meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, by the Chairman of the Board, or by the Chief Executive Officer.

     (4) The By-Laws of the Corporation may be altered, amended or repealed by the stockholders, whether adopted by them or otherwise, by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE VII

     The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

ARTICLE VIII

     (1) Power of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

     (a) to make, alter, amend or repeal the By-Laws of the Corporation; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the Board Directors that would have been valid if such By-Laws had not been adopted;

     (b) to determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, meetings of the Board of Directors, as well as quorum and voting requirements (except as otherwise provided in this Certificate of Incorporation) for, and the manner of taking, action of the Board of Directors; and

     (c) to exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and any By-Laws of the Corporation.

     (2) Number of Directors. The number of Directors constituting the entire Board of Directors shall be not less than 5 nor more than 13. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the specific number of Directors constituting the entire Board of Directors shall be as authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term “entire Board of Directors” means the total authorized number of Directors that the Corporation would have if there were no vacancies.

     (3) Classified Board. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the Directors shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of Directors to expire at the 2005 Annual Meeting of Stockholders, the initial term of office of the second class of Directors to expire at the 2006 Annual Meeting of Stockholders and the initial term of office of the third class of Directors to expire at the 2007 Annual Meeting of Stockholders. Commencing with the 2005 Annual Meeting of Stockholders, Directors elected to succeed those Directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, and upon the election and qualification of their successors. A person elected as a Director shall be deemed a Director as of the time of such election. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, if the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, an equal number of Directors in each class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of Directors in any two classes shall not exceed one.

     (4) Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason and any newly created Directorships resulting by reason of any increase in the number of Directors shall, if occurring prior to the expiration of the term of office of the class in which such vacancy or increase occurs, be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum and any Directors so elected shall hold office until the next election of the class for which such Directors have been elected and until their successors are elected and qualified.

     (5) Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his or their term of office, but only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE IX

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power; provided, however, that, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of outstanding shares representing at least two-thirds of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change, repeal or adopt any provision or provisions inconsistent with, Section (2) of Article V, Sections (2), (3) and (4) of Article VI, and Articles VIII, X, XI and XII of this Certificate of Incorporation unless such amendment, alteration, change, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least two-thirds of the entire Board of Directors.

ARTICLE XI

     No Director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE XII

     (1) No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between the Corporation or any of its Affiliated Companies, on the one hand, and Kimberly-Clark Corporation, a Delaware corporation (“K-C”), or any of its Affiliated Companies, on the other hand, before the Corporation ceased to be a wholly owned subsidiary of K-C shall be void or voidable or be considered to be unfair to the Corporation for the reason that K-C or any of its Affiliated Companies, are parties thereto, or because directors or officers of K-C or any of its Affiliated Companies were present at or participated in any meeting of the Board of Directors or committee thereof which authorized the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. No such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or the performance thereof by the Corporation or any of its Affiliated Companies shall be considered to be contrary to any fiduciary duty owed to the Corporation or to any stockholder of the Corporation by any director or officer of the Corporation or of any of its Affiliated Companies (including directors or officers of the Corporation or its Affiliated Companies who may have been directors or officers of K-C or any of its Affiliated Companies) and such directors and officers of the Corporation or any of its Affiliated Companies shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in or not opposed to the best interests of the Corporation and shall be deemed not to have breached their fiduciary duties to the Corporation or its stockholders, and not to have derived an improper personal benefit therefrom. No director, officer or employee of the Corporation or any of its Affiliated Companies shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any of its Affiliated Companies in respect of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or to refrain from performing any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) in accordance with its terms.

     (2) Except as otherwise agreed in writing between the Corporation and K-C or as required by law, K-C shall have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation and (ii) doing business with any client, customer or vendor of the Corporation, and neither K-C nor any officer, director or employee thereof shall be deemed to have breached its, his or her fiduciary duties, if any, to the Corporation by reason of K-C’s engaging in any such activity.

     (3) For purposes of this Article XII, “Affiliated Company” shall mean in respect of K-C, any company which is controlled by K-C, controls K-C or is under common control with K-C (other than the Corporation and any company that is controlled by the Corporation), and in respect of the Corporation shall mean any company controlled by the Corporation.

     (4) Notwithstanding the foregoing, the amendment or removal of this Article XII shall not terminate the effect of (i) the provisions hereof with respect to any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or any of its Affiliated Companies, on the one hand, and K-C or any of its Affiliated Companies, on the other hand, that was entered into before the Corporation ceased to be a wholly owned subsidiary of K-C or (ii) Section 2 of this Article XII.

     (5) Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article XII.

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